UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10950 Grandview Drive, Suite 600, Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 661-0123

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2007, the Board of Directors of Brooke Franchise Corporation, a subsidiary of Brooke Corporation (Nasdaq: BXXX), approved an increase in the annual rate of the salary of Kyle L. Garst to $200,000.00.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 6, 2007, the Board of Directors of Brooke Franchise Corporation elected Kyle L. Garst to the position of Chairman of the Board and Chief Executive Officer.

Mr. Garst, has served as a director of Brooke Corporation since May 2007 and as a director of Brooke Franchise Corporation since 2005. He was previously national sales manager and senior vice president of Brooke Franchise Corporation with responsibility for managing its franchise sales activities. Garst joined Brooke as a sales representative in 1994 and was a sales representative and profit center leader for Koch Industries in Phoenix, Arizona, from 1997 to 1999. Garst returned to Brooke in 1999 and has since served in various management positions, including vice president, regional sales manager, investment sales manager, and investor relations manager before becoming national sales manager in 2001 and senior vice president in 2004.

Kyle L. Garst is the sole manager and sole member of American Financial Group, L.L.C. In October 2001, American Financial Group, L.L.C. guaranteed 50% of a Brooke Credit Corporation loan to The Wallace Agency, L.L.C. of Wanette, Oklahoma and American Financial Group, L.L.C. received a 7.50% profit interest in The Wallace Agency. The loan was originated on October 15, 2001 and is scheduled to mature on January 1, 2014. At March 31, 2007, all but an immaterial amount of the entire loan principal balance of $305,000 was sold to unaffiliated lenders. The Company’s exposure to loss on this loan totals $210,000, all of which is the recourse obligation by Brooke Credit Corporation on a loan participation balance. American Financial Group, L.L.C. sold its ownership interest in the Wallace Agency, L.L.C. back to the Wallace Agency, L.L.C. in March 2007.

Mr. Garst is a member of a control group that has agreed to vote its shares of the Company’s common stock together. The members of the control group are: Brooke Holdings, Inc., Robert D. Orr, Leland G. Orr, Anita F. Larson, Michael S. Lowry and Kyle L. Garst. As a group, they beneficially owned 6,447,020 shares, or 50.73%, of the Company’s common stock at May 31, 2007.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01, including the exhibits furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On June 6, 2007, Brooke Franchise Corporation issued a press release announcing the election of Kyle L. Garst to the position of Chairman of the Board and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	— Financial Statements and Exhibits

(d) Exhibits

99.1  Press Release of Brooke Franchise Corporation issued June 6, 2007

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 12, 2007

BROOKE CORPORATION
By

/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer
EXHIBIT INDEX

99.1	Press Release of Brooke Corporation issued June 6, 2007.